Exhibit 99.42
Madrid, 2 de abril de 2007

COMISIÓN NACIONAL DEL MERCADO DE VALORES
Dirección de Mercados Primarios
Paseo de la Castellana, 19
28046 Madrid

Fax nº: 91 585 1662

Muy señores nuestros:	Dear Sirs,

En cumplimiento de lo dispuesto en el	In compliance with article 82 of Act 24/1988,
Artículo 82 de la Ley 24/1988, de 28 de julio,	of July 28th, on the Securities Market,
de Mercado de Valores, ACCIONA, S.A.	ACCIONA, S.A. hereby reports the following:
comunica el siguiente:

HECHO RELEVANTE	RELEVANT INFORMATION

Las iniciativas adoptadas por E.On, de un	The actions adopted by E.On, Acciona and
lado, y Acciona y Enel, del otro, para	Enel to promote and defend their respective
promover y defender sus respectivos proyectos	management projects for Endesa have led to a
de gestión en Endesa han desembocado en un	business and legal confrontation, which
estado de confrontación empresarial y judicial	threatened to become permanent, to the
que amenazaba con hacerse permanente en	detriment of Endesa, its shareholders and the
detrimento de Endesa, de sus accionistas y de	parties.
las partes.

Para remediar esta situación y despejar la	In order to bring that situation to an end and to
incertidumbre e inestabilidad que podrían	dissipate the uncertainties and unsteadiness
comprometer el desarrollo futuro de Endesa y	that could compromise Endesa´s future
afectar al éxito de sus operaciones y de su	development and adversely affect the success
desarrollo financiero si se prolongaran	of its operations and financial performance of
indefinidamente, E.On, Acciona y Enel han	Endesa if continued into the indefinite future,
decidido de común acuerdo en el día de hoy	E.On, Acciona and Enel have decided today to
poner fin a sus diferencias mediante la	jointly resolve and settle their conflicts by
celebración del acuerdo que se adjunta (el	entering into the attached agreement (the
“Acuerdo”), cuyos términos más relevantes se	“Agreement”), the main terms of which are
resumen a continuación (se adjunta una	summarized below (a Spanish version of the
versión en castellano del Acuerdo a efectos	Agreement prepared for informational
meramente informativos).	purposes is enclosed).

1. Compromisos de E.On respecto de su	1. E.On´s undertakings as to its tender offer
OPA

E.On se ha comprometido (i) a no renunciar a	E.On has undertaken (i) not to waive the
la condición a la que está sujeta su OPA en	existing condition precedent of its current

curso, y a dejar dicha oferta sin efecto si las		tender offer, and accordingly E.On will not
aceptaciones recibidas no alcanzan la mayoría		acquire any shares tendered if less than a
del capital social de Endesa; y (ii) a no		majority of the outstanding share capital of
adquirir acciones de Endesa ni realizar otro		Endesa is tendered in the offer; and (ii) unless
tipo de operaciones sobre las acciones de		E.On’s tender offer is successful, not to
Endesa durante los próximos cuatro años,		acquire, nor to enter into other kind of
salvo que la OPA de E.On tenga éxito.		transactions in respect of, shares in Endesa for
the next four years.

2. Adquisición por E.On de activos de		2. Acquisition by E.On of assets of Endesa
Endesa

Enel y Acciona se han comprometido a		Enel and Acciona have undertaken to submit
someter a la consideración de los órganos		to the consideration of the corporate bodies of
sociales de Endesa y, específicamente, de su		Endesa (and specifically, of its shareholders´
Junta General, y a apoyar en ellos, la venta a		meeting), and to support within those bodies,
E.On de los siguientes activos:	the sale to E.On of the following assets:

(i) Los activos de Endesa Europa, S.L.U. en		(i) the assets owned by Endesa Europa, S.L.
Francia, Italia, Polonia y Turquía; y		in France, Italy, Poland and Turkey; and

(ii) ciertos activos adicionales radicados en	(ii)	certain additional assets located in Spain
España consistentes en (a) derechos por 10		consisting of (a) drawing rights over 450
años sobre una capacidad de 450 MW de		MW of nuclear-generated electricity
energía eléctrica de origen nuclear en base		under a 10-year energy supply
a un contrato de suministro de energía y		agreement; and (b) three power plants
(b) tres centrales térmicas con una		with an installed capacity of
potencia instalada conjunta de		approximately 1475 MW in aggregate.
aproximadamente 1475 MW.

El precio de la compraventa será el valor de		The price of the sale and purchase of these
mercado de los activos a transferir, cuya		assets will be equal to the fair market value of
determinación se basará en la valoración de		these assets, which will be based on the
varios bancos de inversión de reconocido		valuation made by several investment banks of
prestigio internacional.	internationally recognized standing.

3. Adquisición por E.On de activos de Enel	3.	Acquisition by E.On of assets of Enel

Enel ha asumido, por su parte, el compromiso		For its part, Enel has agreed to sell to E.On its
de vender a E.On su participación en Enel		stake in Enel Viesgo Generación, S.L., Enel
Viesgo Generación, S.L., Enel Viesgo		Viesgo Servicios, S.L., and Electra de Viesgo
Servicios, S.L., y Electra de Viesgo	Distribución, S.L.
Distribución, S.L.

Acciona y Enel han acordado hoy modificar el		Acciona and Enel have agreed today to amend
Acuerdo sobre Acciones de Endesa suscrito y	the	Cooperation Agreement executed and
comunicado al mercado el pasado 26 de marzo		disclosed to the market on March 26, 2007 to
de 2007 para dejar sin efecto la estipulación		eliminate the clause that provided for the
que preveía la integración de los activos de		integration of Viesgo’s assets into Endesa (a
Viesgo en Endesa (se adjunta copia del		copy of such agreement and its translation into
referido acuerdo y de su traducción al

castellano).		Spanish are enclosed hereto).

El precio de la compraventa será el valor de		The price of the sale and purchase of these
mercado de los activos a transferir, cuya		assets will be equal to the fair market value of
determinación se basará en la valoración de		these assets, which will be based on the
varios bancos de inversión de reconocido		valuation made by several investment banks of
prestigio internacional.		internationally recognized standing.

4. Condiciones suspensivas		4. Conditions precedent

Los compromisos de venta previstos en los		The sale undertakings set forth in sections 2
apartados 2 y 3 anteriores están sujetos al		and 3 above are subject to the satisfaction or
cumplimiento o renuncia de las siguientes		waiver the following conditions precedent: (1)
condiciones suspensivas: (1) que Acciona y		that Acciona and Enel have acquired effective
Enel hayan adquirido el control efectivo sobre		control over Endesa and (2) that the parties
Endesa y (2) que las partes hayan obtenido las		have obtained relevant regulatory
autorizaciones administrativas pertinentes.		authorizations.

5.	Acuerdos sobre acciones legales	5. Agreements on legal claims

Acciona y Enel, de un lado, y E.On, de otro		Acciona and Enel, on the one hand, and E.On,
han acordado desistir de todas las acciones		on the other, have agreed to release and waive
legales que pudiesen haber iniciado respecto		any claims (and to terminate all litigation) they
de sus respectivas inversiones en Endesa y en		may have against each other relating to Endesa
general renunciar a cualquier reclamación		securities and related matters.
futura relativa a tales inversiones.

6.	OPA de Acciona y Enel	6. Tender Offer by Acciona and Enel

El Acuerdo reitera, también frente a E.On, el		The Agreement reaffirms the undertaking of
compromiso asumido por Acciona y Enel en el		Acciona and Enel set forth in the Cooperation
Acuerdo sobre Acciones de Endesa celebrado		Agreement executed on March 26, 2007
el 26 de Marzo de 2007 de formular una OPA		between them, for their benefit and for the
sobre la totalidad del capital de Endesa en los		benefit of E.On, to launch a tender offer for
términos y condiciones establecidos en el		the total share capital of Endesa on the terms
Acuerdo sobre las Acciones de Endesa, a un		and subject to the conditions set forth in the
precio no inferior a € 41, incrementado con los		Cooperation Agreement, at a price per Endesa
intereses devengados sobre tal importe desde		share not lower than € 41, plus interest
la fecha del Acuerdo sobre las Acciones de		accrued on such amount from the date of the
Endesa hasta la fecha de presentación de la		Cooperation Agreement until the date of the
OPA a un interés equivalente a EURIBOR a 3		filing of the tender offer at an interest rate
meses, y deduciendo cualquier dividendo		equal to the three-month Euro Interbank
pagado respecto de las acciones de Endesa con		Offered Rate (EURIBOR), minus any
posterioridad a la fecha del Acuerdo sobre las		dividends paid on Endesa shares from and
Acciones de Endesa.		after the date of the Cooperation Agreement.

7.	Intereses en juego	7. Interests at stake

El Acuerdo busca salvaguardar todos los		The Agreement aims at safeguarding all the
intereses implicados en una empresa de la		interests involved in a company with the

envergadura y significación de Endesa. Las		relevance and magnitude of Endesa. The
partes entienden que el Acuerdo, además de		parties believe that the Agreement will,
satisfacer sus legítimos intereses privados,		besides satisfying their legitimate private
beneficia:		interests:

a)	el interés de los accionistas minoritarios	a)	benefit the public shareholders, because
	pues el Acuerdo contribuye a acelerar y		the Agreement increases the speed and
	dotar de certeza a la OPA que lanzará		certainty with which Acciona and Enel
	Acciona y Enel sobre Endesa a un precio		could launch their tender offer for Endesa
	superior al ofrecido por E.ON (al menos,		securities, which tender offer will be at a
	41 Euros, incrementado con los intereses		higher price (at least € 41, plus interest
	devengados sobre ese importe desde la		accruing on such amounts until the launch
	presentación de la OPA, ajustado por los		of the tender offer, and adjusted for any
	dividendos distribuidos), porque, entre		dividends distributed) than the price
	otros motivos, en caso de que E.On		offered in E.On’s tender offer, in part
	desistiese de su oferta por no tener ésta		because the six-month moratorium
	resultado positivo, no será aplicable la		established in the CNMV´s resolution
	moratoria de seis meses establecida por la		issued on March 23, 2007 will not apply if
	CNMV en su acuerdo de 23 de marzo de		E.On withdraws its offer because it has not
	2007;		had a positive result.;

b)	el interés del mercado eléctrico español y	b) benefit the Spanish electricity market and
	los consumidores, ya que las		customers, because the sales provided for
	desinversiones previstas en el Acuerdo		in the Agreement, consisting of asset sales
	mediante la venta de activos a E.On		to E.On, will contribute to the
	contribuirán a dinamizarlo y a incrementar		enhancement of the level of workable
	su nivel de competencia efectiva, al		competition in the market, at least, from
	menos, bajo dos perspectivas: (a)		two perspectives: (a) by strengthening the
	reforzando la competitividad de los		competitiveness of the secondary players
	operadores secundarios y (b) minorando la		and (b) by reducing the market share of the
	cuota de mercado del primer operador, que		first player, which has sometimes been
	en ocasiones se ha considerado		regarded as potentially high by antitrust
	potencialmente elevada por las		authorities, but without undermining
	autoridades de la competencia, pero sin		Endesa’s status as a sector leader in Spain
	afectar el estatus de Endesa como un líder		and Latin America; and
del sector en España y Latinoamérica; y

c)	el interés de la propia Endesa, toda vez	c)	benefit Endesa, because the Agreement is
	que el Acuerdo está llamado a facilitar la		expected to facilitate the management of
	gestión de la compañía, a garantizar la		Endesa, to guarantee the functioning of its
	operatividad de sus órganos sociales		corporate bodies (minimizing the risk of
	(minimizando el riesgo de bloqueo) y a		deadlock) and to dissipate the uncertainties
	despejar las incógnitas sobre el futuro de		regarding Endesa’s future that obstructed
	Endesa que impedían o dificultaban su		or hindered its strategic planning. It should
	planificación estratégica. Debe también		also be noted that a significant portion of
	observarse que buena parte de las		the sales provided for in the Agreement
	desinversiones que implica el presente		(namely, the sale of Endesa Italia) would
	Acuerdo (señaladamente la venta de		nonetheless be otherwise required on
	Endesa Italia) serían de otra forma		regulatory grounds and in any event will
	exigibles y, en todo caso, sin afectar		not adversely impact the ongoing

adversamente el negocio actual de Endesa.	operations of Endesa.

Atentamente/Yours sincerely,

ACCIONA, S.A.
P.p.

/s/ Jorge Vega-Penichet
Jorge Vega-Penichet
Secretario del Consejo/Company Secretary

ANEXO 1: ACUERDO ENTRE	ANNEX 1: AGREEMENT BETWEEN
ACCIONA, ENEL Y E.ON SUSCRITO EL	ACCIONA, ENEL AND E.ON DATED
2 DE ABRIL DE 2007	APRIL 2, 2007

ANEXO 2: TRADUCCIÓN AL	ANNEX 2: TRANSLATION INTO
CASTELLANO DEL ACUERDO ENTRE	SPANISH OF THE AGREEMENT
ACCIONA, ENEL Y E.ON SUSCRITO EL	BETWEEN ACCIONA, ENEL AND E.ON
2 DE ABRIL DE 2007	DATED APRIL 2, 2007

ANEXO 3: ACUERDO ENTRE ACCIONA	ANNEX 3: AGREEMENT BETWEEN
Y ENEL, SUSCRITO EL 2 DE ABRIL DE	ACCIONA AND ENEL, DATED APRIL 2,
2007, DE MODIFICACIÓN DEL	2007, OF AMENDMENT OF THE
ACUERDO SOBRE ACCIONES DE	COOPERATION AGREMENT
ENDESA SUSCRITO POR ACCIONA Y	BETWEEN ACCIONA AND ENEL
ENEL EL PASADO 26 DE MARZO DE	DATED MARCH 26, 2007
2007

ANEXO 4: TRADUCCIÓN AL INGLÉS	ANNEX 4: TRANSLATION INTO
DEL ACUERDO ENTRE ACCIONA Y	ENGLISH OF THE AGREEMENT
ENEL, SUSCRITO EL 2 DE ABRIL DE	BETWEEN ACCIONA AND ENEL,
2007, DE MODIFICACIÓN DEL	DATED APRIL 2, 2007, OF
ACUERDO SOBRE ACCIONES DE	AMENDMENT OF THE COOPERATION
ENDESA SUSCRITO POR ACCIONA Y	AGREMENT BETWEEN ACCIONA AND
ENEL EL PASADO 26 DE MARZO DE	ENEL DATED MARCH 26, 2007
2007